Exhibit 99

Contact:	Michael Lambert
Vice President, Director of Marketing
Phone 717-735-5558

May 25, 2004

FOR IMMEDIATE RELEASE

Sterling Financial Corporation announces quarterly dividend

LANCASTER, PA – Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced a $0.15 per share cash dividend was declared on May 25, 2004. This dividend is payable on July 1, 2004 to shareholders of record June 15, 2004.

This $0.150 dividend per share represents a 10.3% increase over the $0.136 dividend paid in July 2003. All dividend per share information has been restated for the 5-for-4 stock split, effected in the form of a 25% stock dividend, paid on February 20, 2004.

Sterling Financial Corporation is a family of financial services organizations that operates 56 banking locations in south central Pennsylvania, northern Maryland, and northern Delaware, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County, PennSterling Bank, and Delaware Sterling Bank. As of March 31, 2004, total assets of Sterling Financial Corporation were over $2.3 billion. In addition to its banking affiliates, Sterling’s affiliates include Town and Country Leasing, LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, a specialty commercial finance company, Sterling Financial Settlement Services, Sterling Financial Trust Company and Church Capital Management (a Registered Investment Advisor), with combined assets under management of $1.7 billion, and Bainbridge Securities, a securities broker/dealer.